UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008 (May 21, 2008)

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2008, Novatel Wireless, Inc. (the “Company”) issued a press release reporting that the Company received a Staff Determination Letter on May 21, 2008 from The Nasdaq Stock Market indicating that as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for its quarter ended March 31, 2008 (the “Form 10-Q”) with the Securities and Exchange Commission, the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make all filings with the Securities and Exchange Commission on a timely basis, as required by the Securities Exchange Act of 1934, as amended.

The Staff Determination Letter stated that the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on May 30, 2008 unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel in accordance with Nasdaq Marketplace Rules. The Company has requested a hearing before the Nasdaq Listing Qualifications Panel within the period specified in the Staff Determination Letter. Under Nasdaq Marketplace Rules, a request for a hearing will automatically stay the delisting of the Company’s common stock pending the issuance of a written determination by the Nasdaq Listing Qualifications Panel.

As previously announced, the Company has delayed filing the Form 10-Q as a result of the self-initiated expanded enhanced review undertaken by the Company and its Audit Committee of the Company’s revenue cut off procedures and internal controls related to certain customer contracts, which review is ongoing. The Company intends to file the Form 10-Q as soon as practicable after the completion of the review.

There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for the continued listing of the Company’s common stock on The Nasdaq Stock Market.

A copy of the press release issued by the Company on May 27, 2008 announcing its receipt of the Staff Determination Letter from The Nasdaq Stock Market is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 3.01 by reference.

This Current Report on Form 8-K contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward- looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the review of the Company’s revenue cut off procedures and internal controls related to certain customer contracts; the impact of any actions that may be taken or required as a result of such review; the effect of the Company’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of the Company’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in the Company’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

Item 8.01	Other Events.

The information disclosed in Item 3.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Novatel Wireless, Inc. issued on May 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date:	May 27, 2008	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs and General Counsel

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